                                                                    EXHIBIT 25.1
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ----------------

                                   FORM T-1

STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                TRUSTEE PURSUANT TO SECTION 305(b)(2)______________

                                ---------------

                       U.S. TRUST COMPANY OF TEXAS, N.A.
              (Exact name of trustee as specified in its charter)

                                                         75-2353745
     (State of incorporation                          (I.R.S. employer
     if not a national bank)                         identification No.)

     2001 Ross Ave, Suite 2700                              75201
     Dallas, Texas                                       (Zip Code)
     (Address of trustee's
     principal executive offices)

                              Compliance Officer
                       U.S. Trust Company of Texas, N.A.
                           2001 Ross Ave, Suite 2700
                             Dallas, Texas  75201
                                (214) 754-1200
           (Name, address and telephone number of agent for service)

                                ----------------
                           Halter Marine Group, Inc.
              (Exact name of obligor as specified in its charter)

     Delaware                                            75-2656828
     (State or other jurisdiction of                  (I.R.S. employer
     incorporation or organization)                   identification No.)

     13085 Industrial Seaway Rd.
     Gulfport, Mississippi                                    39503
     (Address of principal executive offices)               (Zip Code)

                                ---------------
                 4.5% Convertible Subordinated Notes Due 2004
                      (Title of the indenture securities)

--------------------------------------------------------------------------------

                                    GENERAL

1.   General Information.
     --------------------

     Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

               Federal Reserve Bank of Dallas (11th District), Dallas, Texas
                    (Board of Governors of the Federal Reserve System)
               Federal Deposit Insurance Corporation, Dallas, Texas
               The Office of the Comptroller of the Currency, Dallas, Texas

     (b)  Whether it is authorized to exercise corporate trust powers.

               The Trustee is authorized to exercise corporate trust powers.

2.   Affiliations with Obligor and Underwriters.
     -------------------------------------------

     If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

     None.

3.   Voting Securities of the Trustee.
     ---------------------------------

     Furnish the following information as to each class of voting securities of the Trustee:

                             As of October 15,1997
--------------------------------------------------------------------------------

               Col A.                             Col B.
 -------------------------------------------------------------------------------

           Title of Class                    Amount Outstanding
 -------------------------------------------------------------------------------

Capital Stock - par value $100 per share        5,000 shares

4.   Trusteeships under Other Indentures.
     ------------------------------------

     Not Applicable

5.   Interlocking Directorates and Similar Relationships with the Obligor or
     -----------------------------------------------------------------------
     Underwriters.
     -------------

     Not Applicable

6.   Voting Securities of the Trustee Owned by the Obligor or its Officials.
     -----------------------------------------------------------------------

     Not Applicable

7.   Voting Securities of the Trustee Owned by Underwriters or their Officials.
     --------------------------------------------------------------------------

     Not Applicable

8.   Securities of the Obligor Owned or Held by the Trustee.
     -------------------------------------------------------

     Not Applicable

9.   Securities of Underwriters Owned or Held by the Trustee.
     --------------------------------------------------------

     Not Applicable

10.  Ownership or Holdings by the Trustee of Voting Securities of Certain
     --------------------------------------------------------------------
     Affiliates or Security Holders of the Obligor.
     ----------------------------------------------

     Not Applicable

11.  Ownership or Holdings by the Trustee of any Securities of a Person Owning
     -------------------------------------------------------------------------
     50 Percent or More of the Voting Securities of the Obligor.
     -----------------------------------------------------------

     Not Applicable

12.  Indebtedness of the Obligor to the Trustee.
     -------------------------------------------

     Not Applicable

13.  Defaults by the Obligor.
     ------------------------

     Not Applicable

14.  Affiliations with the Underwriters.
     -----------------------------------

     Not Applicable

15.  Foreign Trustee.
     ----------------

     Not Applicable

16.  List of Exhibits.
     -----------------

     T-1.1  -  A copy of the Articles of Association of U.S. Trust Company of
               Texas, N.A.; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 22-21897.

16.  (con't.)

     T-1.2 - A copy of the certificate of authority of the Trustee to commence business; incorporated herein by reference to Exhibit T-1.2 filed with Form T-1 Statement, Registration No. 22-21897.

     T-1.3 - A copy of the authorization of the Trustee to exercise corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement, Registration No. 22-21897.

     T-1.4 - A copy of the By-laws of the U.S. Trust Company of Texas, N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 22-21897.

     T-1.6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

     T-1.7 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.


                                     NOTE

As of October 15,1997 the Trustee had 5,000 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp. As of October 15,1997 U.S. T.L.P.O. Corp. had 35 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had outstanding 19,185,828 shares of $5 par value Common Stock as of October 15,1997.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10 and 11 refers to each of U.S Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11, the answers to said Items are based upon incomplete information. Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.


                                ---------------

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 15th day of October, 1997.

                                    U.S. Trust Company
                                    of Texas, N.A., Trustee



                                    By:  /s/ BILL BARBER
                                        ---------------------
                                          Bill Barber
                                          Vice President

                                                       Exhibit T-1.6



                              CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of Halter Marine Group, Inc 4.5% Convertible Subordinated Notes Due 2004, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.



                                    U.S. Trust Company of Texas, N.A.



                                    By: /s/ BILL BARBER
                                        --------------------------
                                         Bill Barber
                                         Vice President

                                                                   EXHIBIT T-1.7

                                                                     Board of Governors of the Federal Reserve System
                                                                     OMB Number:  7100-0036
                                                                     Federal Deposit Insurance Corporation
                                                                     OMB Number:  3064-0052
                                                                     Office of the Comptroller of the Currency
Federal Financial Institutions Examination Council                   OMB Number:  1557-0081
                                                                     Expires March 31, 2000

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                                                                     Please Refer to Page i, (1)
(LOGO)                                                               Table of Contents, for
                                                                     the required disclosure
                                                                     of estimated burden

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CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR A BANK
WITH DOMESTIC OFFICES ONLY AND TOTAL ASSETS OF LESS THAN
$100 MILLION  - -  FFIEC  034                                                             (970331)
                                                                                          --------
REPORT AT THE CLOSE OF BUSINESS September 30,1997                                        (RCRI 9999)

This report is required by law:  12 U.S.C. Section 324 (State        This report form is to be filed by banks with domestic
member banks); 12 U.S. c. Section 1817 (State nonmember              offices only.  Banks with branches and consolidated
banks); and 12 U.S. C. Section 161 (National banks).                 subsidiaries in U.S. territories and possessions, Edge or
                                                                     Agreement subsidiaries, foreign branches, consolidated
                                                                     foreign subsidiaries, or International Banking Facilities must file FFIEC 031.

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NOTE:  The Reports of Condition and Income must be signed by         The Reports of Condition and Income are to be prepared in
an authorized officer and the Report of Condition must be            accordance with Federal regulatory authority instructions.
attested to by not less than two directors (trustees) for State      NOTE:  these instructions may in some cases differ from
nonmember banks and three directors for State member and             generally accepted accounting principles.
National Banks.

I,   Alfred B. Childs, SVP & Cashier                                 We, the undersigned directors (trustees), attest to the
   ----------------------------------                                correctness of this Report of Condition (including the
   Name and Title of Officer Authorized to Sign Report               supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been
of the named bank do hereby declare that these Reports of            prepared in conformance with the instructions issued by the
Condition and Income (including the supporting schedules)            appropriate Federal regulatory authority and is true and
have been prepared in conformance with the instructions              correct.
issued by the appropriate Federal regulatory authority and
are true to the best of my knowledge and belief.                     /s/  Stuart M. Pearman
                                                                     --------------------------------
/s/ Alfred B. Childs                                                 Director (Trustee)
-------------------------------------
Signature of Officer Authorized to Sign Report                       /s/  J.T. Moore
                                                                     --------------------------------
10/15/97                                                             Director (Trustee)
-------------------------------------
Date of Signature                                                    /s/  Peter J. Denker
                                                                     --------------------------------
                                                                     Director (Trustee)

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FOR BANKS SUBMITTING HARD COPY REPORT FORMS:

STATE MEMBER BANKS:  Return the original and one copy to the         NATIONAL BANKS:  Return the original only in the special
appropriate Federal Reserve District Bank.                           return address envelope provided.  If express mail is used in lieu of the special return address envelope, return the
STATE NONMEMBER BANKS:  Return the original only in the              original only to the FDIC, c/o Quality Data Systems, 2127
special return address envelope provided.  If express mail           Espey Court, Suite 204, Crofton, MD  21114.
is used in lieu of the special return address envelope,
return the original only to the FDIC, c/o Quality Data
Systems, 2127 Espey Court, Suite 204, Crofton, MD  21114.

------------------------------------------------------------------------------------------------------------------------------------

FDIC Certificate Number ____________                                                                                        09-30-97
                         (RCRI 9050)                                 Banks should affix the address label in this space.

                                                                     U. S. Trust Company of Texas, National Association
                                                                     --------------------------------------------------------------
                                                                     Legal Title of Bank (TEXT 9010)

                                                                     2001 Ross Avenue, Suite 2700
                                                                     --------------------------------------------------------------
                                                                     City (TEXT 9130)

                                                                     Dallas, TX                                               75201
                                                                     --------------------------------------------------------------
                                                                     State Abbrev. (TEXT 9200)                 ZIP Code (TEXT 9220)

  Board of Governors of the Federal Reserve System, Federal Deposit Insurance
            Corporation, Office of the Comptroller of the Currency

U.S. TRUST COMPANY OF TEXAS, N.A. Call Date: 09/30/97  State #:  6797  FFIEC 034
2100 ROSS AVENUE, SUITE 2700      Vendor ID:        D   Cert #: 33217  Page RC-2
DALLAS, TX  75201                 Transit #: 11101765

                                                                    ------------
                                                                          9
                                                                    ------------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30,1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.


SCHEDULE RC - BALANCE SHEET
                                                                                                                   C100
                                                                                            Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------
ASSETS
 1.    Cash and balances due from depository institutions:                                           RCON
                                                                                                     ----
       a.  Noninterest-bearing balances and currency and coin (1,2)__________________  ___   _____   0081      882  1.a
       b.  Interest bearing balances (3)_____________________________________________  ___   _____   0071      916  1.b
 2.    Securities:
       a.  Held-to-maturity securities (from Schedule RC-B, column A)________________  ___   _____   1754        0  2.a
       b.  Available-for-sale securities (from Schedule RC-B, column D)______________  ___   _____   1773  128,787  2.b
 3.    Federal funds sold (4) and securities purchased under agreements to resell:                   1350    6,000  3
 4.    Loans and lease financing receivables:                                          RCON
                                                                                       ----
       a.  Loans and leases, net of unearned income (from Schedule RC-C)_____________  2122  12,545                 4.a
       b.  LESS:  Allowance for loan and lease losses________________________________  3123     200                 4.b
       c.  LESS:  Allocated transfer risk reserve____________________________________  3128       0  RCON           4.c
       d.  Loans and leases, net of unearned income, allowance, and reserve                          ----
           (item 4.a minus 4.b and 4.c)______________________________________________  ___   _____   2125   12,345  4.d
 5.    Trading assets________________________________________________________________  ___   _____   3545        0  5.
 6.    Premises and fixed assets (including capitalized leases)______________________  ___   _____   2145      694  6.
 7.    Other real estate owned (from Schedule RC-M)__________________________________  ___   _____   2150        0  7.
 8.    Investments in unconsolidated subsidiaries and associated companies
       (from Schedule RC-M)__________________________________________________________  ___   _____   2130        0  8.
 9.    Customers' liability to this bank on acceptances outstanding__________________  ___   _____   2155        0  9.
10.    Intangible assets (from Schedule RC-M)________________________________________  ___   _____   2143        0 10.
11.    Other assets (from Schedule RC-F)_____________________________________________  ___   _____   2160    2,070 11.
12.    a.  Total assets (sum of items 1 through 11)__________________________________  ___   _____   2170  151,694 12.a
       b.  Losses deferred pursuant to U.S.C. 1823(j)________________________________  ___   _____   0306        0 12.b
       c.  Total assets and losses deferred pursuant to 12 U.S.C. 1823(j)
           (sum of items 12.a and 12.b)______________________________________________  ___   _____   0307  151,694 12.c


(1)  Includes cash items in process of collection and unposed debits.
(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b.
(3)  Includes time certificates of deposit not held for trading.
(4) Report 'term federal funds sold' in Schedule RC, item 4.a, 'Loans and leases, net of unearned income,' and in Schedule RC-C, part 1.
(5) Report securities purchased under agreements to resell that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 3.a, 'Federal funds sold.'

U.S. TRUST COMPANY OF TEXAS, N.A. Call Date: 09/30/97  State #:  6797  FFIEC 034
2100 ROSS AVENUE, SUITE 2700      Vendor ID:        D   Cert #: 33217  Page RC-2
DALLAS, TX  75201                 Transit #: 11101765

                                                                    ------------
                                                                          10
                                                                    ------------


SCHEDULE RC - CONTINUED
                                                                                            Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.    Deposits:                                                                                     RCON
       a.  In domestic offices (sum of totals of                                       RCON          ----
           columns A and C from Schedule RC-E)______________________________________   ----          2200  116,013 13.a
           (1)  Noninterest-bearing (1)_____________________________________________   6631    8,660               13.a.1
           (2)  Interest-bearing ___________________________________________________   6636  107,353
       b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs
           (1)  Noninterest-bearing_________________________________________________
           (2)  Interest-bearing____________________________________________________
                                                                                                     RCON
                                                                                                     ----
14.    Federal funds purchased(2)  and securities sold under agreements to repurchase:               2800        0 14
15.    a.  Demand notes issued to the U.S. Treasury_________________________________   ___   _____   2840        0 15.a
       b.  Trading liabilities______________________________________________________   ___   _____   3548        0 15.b
16.    Other borrowed money:
       A.  WITH A REMAINING MATURITY OF ONE YEAR OR LESS____________________________   ___   _____   2332    7,000 16.a
       B.  WITH A REMAINING MATURITY OF MORE THAN ONE YEAR THROUGH THREE YEARS______   ___   _____   A547    1,000 16.b
       C.  WITH A REMAINING MATURITY OF MORE THAN THREE YEARS_______________________   ___   _____   A548    3,000 16.c
17.    Not applicable
18.    Bank's liability on acceptances executed and outstanding_____________________   ___   _____   2920        0 18.
19.    Subordinated notes and debentures____________________________________________   ___   _____   3200        0 19.
20.    Other liabilities (from Schedule RC-G)_______________________________________   ___   _____   2930    1,990 20.
21.    Total liabilities (sum of items 13 through 20)_______________________________   ___   _____   2948  129,003 21.
22.    Not applicable

EQUITY CAPITAL
                                                                                                     RCON
                                                                                                     ----
  23.  Perpetual preferred stock and related surplus_______________________________    ___   _____   3838    7,000 23.
  24.  Common stock________________________________________________________________    ___   _____   3230      500 24.
  25.  Surplus (exclude all surplus related to preferred stock)____________________    ___   _____   3839    8,384 25.
  26.  a.  Undivided profits and capital reserves__________________________________    ___   _____   3632    6,512 26.a
       b.  Net unrealized holding gains (losses) on available-for-sale securities__    ___   _____   8434      295 26.b
  27.  Cumulative foreign currency translation adjustments_________________________
  28.  a.  Total equity capital (sum of items 23 through 27)_______________________    ___   _____   3210   22,691 28.a
       b.  Losses deferred pursuant to 12 U.S.C. 1823(j)___________________________    ___   _____   0306        0 28.b
       c.  Total equity capital and losses deferred pursuant to 12 U.S.C. 1823(j)
           (sum of items 28.a and 28.b)____________________________________________    ___   _____   3559   22,691 28.c
  29.  Total liabilities, limited-life preferred stock, equity capital, and losses
       deferred pursuant to 12 U.S.C. 1823(j) (sum of items 21, 22, and 28.c)______    ___   _____   2257  151,694 29.

MEMORANDUM
 TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.

   1.  Indicate in the box at the right the number of the statement below that                       RCON
       best describes the most comprehensive level of auditing work performed                        ----
       for the bank by independent external auditors as of any date during 1995___________________   6724      N/A  M.1


1 = Independent audit of the bank conducted in accordance       4 = Directors' examination of the bank performed by other external
    with generally accepted auditing standards by certified         auditors (may be required by state chartering authority)
    public accounting firm which submits a report on the bank   5 = Review of the bank's financial statements by external auditors

2 = Independent audit of the bank's parent holding company      6 = Compilation of the bank's financial statements by
    conducted in accordance with generally accepted auditing        external auditors
    standards by a certified public accounting firm which       7 = Other audit procedures (excluding tax preparation work)
    submits a report on the consolidated holding company (but   8 = No external audit work
    not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified
    public accounting firm (may be required by state chartering authority)


(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report "term federal funds purchased" in Schedule RC, item 16, 'Other borrowed money.'
(3) Report securities sold under agreements to repurchase that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 14.a, 'Federal funds purchased.'